UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           IMMTECH INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 39-1523370
(State of incorporation or organization)   (I.R.S. Employer Indentification No.)

          1890 Maple Avenue
              Suite 110                                   60201
         Evanston, Illinois                             (Zip Code)
(Address of principal executive offices)

   If this Form relates to the             If this Form relates to the
   registration of a class of              registration of a class of
   securities pursuant to Section          securities pursuant to
   12(b) of the Exchange Act and           Section 12(g) of the Exchange
   is effective pursuant to                Act and is effective pursuant
   General Instruction A.(c),              to General Instruction A.(c),
   please check the following box.         please check the following
   |_|                                     box. |X|

Securities Act registration statement file number to which this form relates: 333-64393

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered
          -------------------                  ------------------------------
             Common Stock,                       Boston Stock Exchange, Inc.
        .01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock,
                             .01 par value per share
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

      The information included under the caption "Description Of Securities" in the Prospectus dated September 28, 1998, filed in connection with the Registration Statement on Form SB-2 (333-64393), and amended as Amendment No. 1 to Form SB-2, filed on February 11, 1999, or as further amended, is incorporated herein by reference. For purposes of such description, any prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

      The securities described herein are to be registered on the Boston Stock Exchange, Inc., on which no other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with the Instructions as to exhibits on Form 8-A, have been duly filed with the Boston Stock Exchange:

      1.    Specimen of Common Stock Certificate.

      2. Certificate of Incorporation of Immtech International, Inc. ("Certificate") is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed which amends the Certificate set forth as Exhibit
            3.1 to the Registration Statement is deemed to be incorporated herein by reference.

      3.    By-laws of Immtech International, Inc. ("By-laws") are set forth as
            Exhibit 3.2 to the Registration Statement and are incorporated herein by reference. Any subsequent amendment filed which amends the By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   March 30, 1999                 IMMTECH INTERNATIONAL, INC.


                                        By: /s/ T. Stephen Thompson
                                           -------------------------------------
                                           T. Stephen Thompson
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                                 Description
------                                 -----------

   1.       Specimen of Common Stock Certificate.

   2. Certificate of Incorporation of Immtech International, Inc. ("Certificate") is set forth as Exhibit 3.1 to the Registration Statement and is incorporated herein by reference. Any subsequent amendment filed which amends the Certificate set forth as Exhibit
            3.1 to the Registration Statement is deemed to be incorporated herein by reference.

   3.       By-laws of Immtech International, Inc. ("By-laws") are set forth as
            Exhibit 3.2 to the Registration Statement and are incorporated herein by reference. Any subsequent amendment filed which amends the By-laws set forth as Exhibit 3.2 to the Registration Statement is deemed to be incorporated herein by reference.